UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2013
Date of Report (Date of earliest event reported)

Janus Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30156
(Commission File Number)

98-0170257
(I.R.S. Employer Identification No.)

430 Park Ave.
Suite 702
New York, New York 10022
(Address of principal executive offices)

(800) 755-5815
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2013, Janus Resources, Inc. (the “Company”) entered into non-statutory stock option agreements (collectively, the “Stock Option Agreements”) with each of the non-employee members of its Board of Directors (the “Board”), Dr. Kenneth Kirkland and Joseph Sierchio, pursuant to which it issued to each stock options to purchase up to 20,000 shares (the “Option Shares”) of the Company’s common stock at an exercise price of $0.65 per share, the closing price of the Company’s common stock as quoted on the OTC Markets Group Inc. QB tier on July 31, 2013, the last trading day prior to the date of the grant. Pursuant to the terms of the Stock Option Agreements, the Options Shares may be exercised on a “cashless basis” using the formula contained therein and vest in equal installments of 10,000 shares on the date of the grant and the first anniversary of the date of the grant, and are further subject to the Company’s 2013 Long-Term Incentive Plan.

The foregoing is only a summary of the material provisions of the Stock Option Agreements, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the Stock Option Agreement, a form of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2013 and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 1, 2013, Dr. Kenneth Kirkland was appointed to serve as a member of the Board. Prior to his appointment, Dr. Kirkland served as a member of the Company’s Scientific Board of Advisors, from which he resigned to serve as a member of the Board.

Kenneth Kirkland. From August 1998 through July 2010, Dr. Kirkland worked as an Executive Director at Iowa State University and most recently served as the University’s Executive Director of the Research Foundation and Director of the Office of Intellectual Property and Technology Transfer. While there, he was successful in increasing the licensing of the University’s technologies to companies to achieve number one ranking among U.S. universities in the number of licenses executed. Dr. Kirkland also spearheaded successful litigation against infringers of the Research Foundation’s intellectual property resulting in total settlements of $20 million. Dr. Kirkland completed his undergraduate studies in the U.K., and obtained his M.S. and Ph.D. degrees in Agronomic Crop Science from Oregon State University.

There are no family relationships between Dr. Kirkland and any other officer or director of the Company and Dr. Kirkland does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 29, 2013, the Board resolved that effective as of August 1, 2013, all non-employee directors will receive an annual retainer of $6,000 for their service to the Board, payable quarterly in arrears and prorated for any partial quarter of service and, subject to their entry into a stock option agreement with the Company, will receive options to purchase up to 20,000 shares of the Company’s common stock.

A description of the Stock Option Agreements entered into between the Company and each of Dr. Kirkland and Joseph Sierchio is included in Item 1.01 Entry into a Material Definitive Agreement and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 7, 2013.

Janus Resources, Inc.

By:	/s/ Rhonda B. Rosen
Name: Rhonda B. Rosen
Title: President and Chief Executive Officer

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